Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the inclusion in this Registration Statement on Form F-1 of our report dated August 13, 2020 with respect to the consolidated financial statements of Wunong Net Technology Company Limited and subsidiaries as of December 31, 2019 and 2018, and for the years then ended. We also consent to the reference to our firm under the heading “Experts” in this Registration Statement.

/s/ Friedman LLP

New York, New York

September 17, 2020